                                                              Exhibit (i)(1)(h)

                                ADDENDUM NO. 45
                                      To
                         SERVICE AND EXPENSE AGREEMENT

   This Addendum No. 45 to the Service and Expense Agreement originally incepted February 1, 1974 by and among American International Group, Inc. (hereinafter called "AIG") and each other entity signatory hereto or which becomes a party to this Agreement pursuant to Section 14 below (each, a "Company", and collectively, the "Companies") (the "Agreement") is effective as of October 1, 2017.

   WHEREAS, AIG and certain of its subsidiaries share among themselves certain expenses, equipment, office space, services and personnel; and

   WHEREAS, effective February 1, 1974, AIG and certain of its subsidiaries entered into this Agreement whereby AIG provides, or causes to be provided by one of its subsidiaries, such equipment, office space, services and personnel to the Companies; and

   WHEREAS, effective September 1, 1985, AIG and certain of its other subsidiaries, including AIG Assurance Company, Granite State Insurance Company, Illinois National Insurance Co. and New Hampshire Insurance Company, entered into an agreement (the "1985 Agreement") substantially similar to the Agreement; and

   WHEREAS, AIG management has determined to add AIG Assurance Company, Granite State Insurance Company, Illinois National Insurance Co. and New Hampshire Insurance Company as parties to the Agreement and to terminate the 1985 Agreement; and

   WHEREAS, effective October 1, 2017, AIG acquired Hamilton U.S; Holdings, Inc. and its subsidiaries; and

   WHEREAS, AIG management has determined to add as parties to the Agreement Hamilton U.S. Holdings, Inc. and its subsidiaries: Hamilton Insurance Company, Hamilton

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Specialty Insurance Company, Hamilton Customer Care Insurance Services, LLC and
Hamilton Services, LLC; and

   WHEREAS, AIG management has determined to add the following additional entities as parties to the Agreement: AIG Technologies, Inc., AIG Markets, Inc., AIG Asset Management (US), LLC and AIG Employee Services, Inc. and

   WHEREAS, the Agreement is being amended (i) to add certain provisions that are now required under Delaware, Pennsylvania, Texas, and Missouri insurance laws and have been requested generally by the Life Bureau of the New York Department of Financial Services and (ii) to allow for new parties to be added to the Agreement without first obtaining prior written approval from each other party so long as the new party executes a New Party Addendum, as set forth below;

   WHEREAS, the Addendum will remove parties that no longer exist or are party to the Agreement as well as update the names of the parties.

   NOW, THEREFORE, the parties hereto hereby amend the Agreement in the following respects:

    1. The title of the Agreement is hereby amended to read in its entirety as follows:

                        "SERVICE AND EXPENSE AGREEMENT"

    2. The following is added to the end of Paragraph 5:

          "Settlement shall be in compliance with the NAIC Accounting Practices and Procedures Manual. In no event shall any party advance funds to another party pursuant to this Agreement except to pay for services hereunder. To the extent applicable, all funds and invested assets of any party to this Agreement are the exclusive property of such party, held for the benefit of such party and are subject to the control of such party."

    3. Paragraph 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "6. Except as provided below with respect to electronic data processing, any party may cancel this Agreement, with or without cause, by giving ninety days written notice to all the others, provided that this Agreement shall automatically terminate as to any of the Companies which ceases to be a subsidiary or affiliate of AIG. Six months' notice shall be required to cancel this agreement with respect to electronic data process services. Subject to the terms (including any limitations and restrictions) of any applicable software licensing agreement then in effect between a Service Provider and any licensor, a Service Provider shall, upon termination of this Agreement with respect to a Service Recipient, grant to such Service Recipient a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the services provided to the applicable Service Recipient hereunder, if such software is not commercially available and is necessary, in the applicable Service Recipient's reasonable judgment, for the Service Recipient to perform subsequent to termination the functions provided by the applicable Service Provider hereunder."

    4. Paragraphs 7, 8 and 9 of the Agreement are hereby deleted in their entirety and replaced with the following:

          "7. Any Service Provider and Service Recipient hereunder each shall maintain its own books, accounts and records in such a way as to disclose clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of charges under this Agreement, and such additional information as the a party may reasonably request for purposes of its internal bookkeeping and accounting operations. Any party hereto in receipt of facilities, services, space or equipment hereunder, and any governmental agency having jurisdiction over such party, shall have the right at all times during business hours, and at its own expense, to inspect the records of the entity providing such facilities, services, space or equipment insofar as such records relate to the computation of charges hereunder.

          Any party hereto shall have unconditional right of ownership of any records prepared on its behalf under this Agreement, held for the benefit of such party, subject to the control of such party, and shall be maintained in accordance with applicable law and regulation, including but not limited to New York Insurance Regulation No. 152. The books and records of a party hereto shall include the books and records developed or maintained under or related to this Agreement for such party. Copies of all such books and records shall be delivered to the party owning such record upon demand and promptly following termination of this Agreement with respect to such party.

          A Service Provider shall maintain format integrity and compatibility of the electronic records that constitute the applicable Service Recipient's books of account. If the electronic system that created such records is to be replaced by a system with which the records would be incompatible, Service Provider shall convert such pre-existing records to a format that is compatible with the new system. A Service Provider shall maintain acceptable backup (hard copy or another durable medium, in accordance with applicable law and regulation, including but not limited to New York Insurance Regulation No. 152, as long as the means to access the durable medium is also maintained at the applicable Service Recipient principal office) of the records constituting the applicable Service Recipient's books of account. A Service Provider will maintain back up records, which will be available to the applicable Service Recipient in the event of a disaster."

    5. Paragraphs 10 and 11 are subsequently renumbered as Paragraph 8 and 9, respectively, and Paragraph 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "9. A Service Provider agrees that in performing or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances and experience in such matters and in accordance with the standards, practices and procedures established by Service Provider for its own business. Service Provider shall perform services according to servicing standards of the Service Recipient or such other standards as may be mutually agreed upon by the Service Recipient and Service Provider. Service Provider shall comply with all laws, regulations, rules and orders applicable to (i) the Service Recipient with respect to the services provided hereunder or (ii) to Service Provider. Service Provider agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this

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          Agreement. In providing services hereunder which require the exercise of judgment by a Service Provider, such Service Provider shall perform any such service in accordance with standards and guidelines the Service Recipient develops and communicates to the Service Provider. In performing any services hereunder, a Service Provider shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of the applicable Service Recipient."

    6. The following new paragraphs shall be added to the Agreement:

          "10. Whenever a Service Provider utilizes its personnel to perform services for a Service Recipient hereunder pursuant to this Agreement, such personnel shall at all times remain employees of such Service Provider, subject solely to its direction and control. The applicable Service Recipient shall have no liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.

          11. A Service Provider hereunder shall indemnify, defend and hold harmless a Service Recipient to which it provides services hereunder and such Service Recipient's directors, officers and employees for any and all liabilities, losses, claims, demands, expenses, damages and costs arising as a result of or in connection with the gross negligence or willful misconduct of the Service Provider in connection with the services provided hereunder.

          12. Any party receiving services hereunder shall maintain oversight of such services and shall monitor such services annually for quality assurance.

          13. Nothing herein shall be deemed to grant a Service Provider an exclusive right to provide services to a Service Recipient, and Service Recipient retains the right to contract with any third party, affiliated or unaffiliated, for

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

          the performance of services or for the use of facilities as are available to or have been requested by Service Recipient pursuant to this Agreement.

          14. Each subsidiary or affiliate of AIG that executes a counterpart of this Agreement shall be deemed to be a Company hereunder. New entities that are subsidiaries of AIG may be added after the date hereof as a Company under this Agreement without the written approval of any other Company so long as each entity wishing to become a Company under this Agreement following the date hereof executes an addendum in the form attached hereto as Exhibit 1 (each, a "New Party Addendum"). The execution of a New Party Addendum shall evidence such new party's intent and agreement to adhere to the terms, conditions and other provisions of this Agreement.

          15. The following shall apply in the event that a party is placed in receivership or is seized by an insurance commissioner (the "Commissioner") pursuant to applicable law:

              (a) The rights of the party under this Agreement extend to the receiver or the Commissioner;

              (b) The books and records that have been maintained concerning the services provided under this Agreement shall be made available to the receiver or the Commissioner immediately upon the request thereof;

              (c) The party providing services does not have the automatic right to terminate this Agreement as the result of a party being placed in receivership or being seized by the Commissioner; and

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

              (d) The party providing services will continue to maintain systems, programs or other infrastructure notwithstanding a party being placed in receivership or seizure by the Commissioner, and shall make such systems, programs and infrastructure available to the receiver or the Commissioner, as applicable, for such period as the party providing services continues to receive timely payment for services rendered under this Agreement."

             [the remainder of this page intentionally left blank]

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

                                     EXHIBIT 1

                               NEW PARTY ADDENDUM

   THIS NEW PARTY ADDENDUM (this "Addendum") dated as of ______ ("Addendum Effective Date"), is made by and between AMERICAN INTERNATIONAL GROUP, INC. ("AIG") and [NEW PARTY] ("New Party").

   WHEREAS, AIG and certain of AIG's subsidiaries share among themselves certain expenses, equipment, office space, services and personnel; and

   WHEREAS, AIG and certain of its subsidiaries (each a "Company" and collectively the "Companies") entered into a Service and Expense Agreement effective February 1, 1974 ("Agreement") whereby AIG provides, or causes to be provided by one of its subsidiaries, such equipment, office space, services and personnel to the Companies; and

   WHEREAS, Section 14 of the Agreement, as amended, provides that new parties may be added to the Agreement without the prior written approval of each other Company so long as each New Party wishing to become a party executes an addendum to the Agreement which evidences the New Party's intent and agreement to adhere to the terms and provisions described in the Agreement; and

   WHEREAS, the New Party desires to become a party to the to the Agreement; and

   NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

   1. New Party hereby agrees to become party to the Agreement;

   2. New Party hereby agrees to all the terms, conditions and limitations of the Agreement;

   3. All other terms, conditions and limitations of the Agreement shall remain in full force and effect, except to the extent that any such terms, conditions, and limitations are inconsistent with the terms of this Addendum.

   New Party has executed this Addendum as of the Addendum Effective Date, by causing this Addendum to be executed by its duly authorized representative.

[NEW PARTY]

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

AMERICAN HOME ASSURANCE COMPANY            By:
                                               --------------------------------

A. I. CREDIT CORP.                         By:
                                               --------------------------------

AGC LIFE INSURANCE COMPANY                 By:
                                               --------------------------------

AIG AEROSPACE ADJUSTMENT SERVICES, INC.    By:
                                               --------------------------------

AIG AEROSPACE INSURANCE SERVICES, INC.     By:
                                               --------------------------------

AIG ASSET MANAGEMENT (US), LLC             By:
                                               --------------------------------

AIG ASSURANCE COMPANY                      By:
                                               --------------------------------

AIG CAPITAL SERVICES, INC.                 By:
                                               --------------------------------

AIG CLAIMS, INC.                           By:
                                               --------------------------------

AIG DIRECT INSURANCE SERVICES, INC.        By:
                                               --------------------------------

AIG EMPLOYEE SERVICES, INC.                By:
                                               --------------------------------

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

AIG GLOBAL REAL ESTATE INVESTMENT CORP.     By:
                                                -------------------------------

AIG KIRKWOOD, INC.                          By:
                                                -------------------------------

AIG LIFE HOLDINGS, INC.                     By:
                                                -------------------------------

AIG MARKETS, INC.                           By:
                                                -------------------------------

AIG PC GLOBAL SERVICES, INC.                By:
                                                -------------------------------

AIG NORTH AMERICA, INC.                     By:
                                                -------------------------------

AIG PROPERTY CASUALTY COMPANY               By:
                                                -------------------------------

AIG PROPERTY CASUALTY INC.                  By:
                                                -------------------------------

AIG PROPERTY CASUALTY INTERNATIONAL, LLC    By:
                                                -------------------------------

AIG PROPERTY CASUALTY U.S., INC.            By:
                                                -------------------------------

AIG SHARED SERVICES CORPORATION-
MANAGEMENT SERVICES                         By:
                                                -------------------------------

AIG SPECIALTY INSURANCE COMPANY             By:
                                                -------------------------------

AIG TECHNOLOGIES, INC.                      By:
                                                -------------------------------

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

AIU INSURANCE COMPANY                      By:
                                               --------------------------------

AKITA, INC.                                By:
                                               --------------------------------

ALABASTER CAPITAL LLC                      By:
                                               --------------------------------

AMERICAN ATHLETIC CLUB, INC.               By:
                                               --------------------------------

AMERICAN GENERAL ANNUITY SERVICE
CORPORATION                                By:
                                               --------------------------------

AMERICAN GENERAL ASSIGNMENT CORPORATION    By:
                                               --------------------------------

AMERICAN GENERAL ASSIGNMENT CORPORATION
OF NEW YORK                                By:
                                               --------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY    By:
                                               --------------------------------

AMERICAN GENERAL REALTY INVESTMENT
CORPORATION                                By:
                                               --------------------------------

AMERICAN INTERNATIONAL OVERSEAS
ASSOCIATION                                By:
                                               --------------------------------

AMERICAN INTERNATIONAL REINSURANCE
COMPANY, LTD.                              By:
                                               --------------------------------

COMMERCE AND INDUSTRY INSURANCE COMPANY    By:
                                               --------------------------------

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EAGLESTONE REINSURANCE COMPANY           By:
                                             ----------------------------------

GRANITE STATE INSURANCE COMPANY          By:
                                             ----------------------------------

GRAPHITE MANAGEMENT LLC                  By:
                                             ----------------------------------

HAMILTON CUSTOMER CARE INSURANCE
SERVICES, INC.                           By:
                                             ----------------------------------

HAMILTON INSURANCE COMPANY               By:
                                             ----------------------------------

HAMILTON SPECIALTY INSURANCE COMPANY     By:
                                             ----------------------------------

HAMILTON SERVICES, LLC                   By:
                                             ----------------------------------

HAMILTON U.S. HOLDINGS, INC.             By:
                                             ----------------------------------

ILLINOIS NATIONAL INSURANCE CO.          By:
                                             ----------------------------------

KNICKERBOCKER CORPORATION                By:
                                             ----------------------------------

LAVASTONE CAPITAL LLC                    By:
                                             ----------------------------------

                                         12

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LEXINGTON INSURANCE COMPANY             By:
                                            -----------------------------------

MOREFAR MARKETING, INC.                 By:
                                            -----------------------------------

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA               By:
                                            -----------------------------------

NATIONAL UNION FIRE INSURANCE
COMPANY OF VERMONT                      By:
                                            -----------------------------------

NEW HAMPSHIRE INSURANCE COMPANY         By:
                                            -----------------------------------

PEARCE & PEARCE, INC.                   By:
                                            -----------------------------------

QUARTZ HOLDINGS LLC                     By:
                                            -----------------------------------

RISK SPECIALISTS COMPANIES INSURANCE
AGENCY,INC.                             By:
                                            -----------------------------------

RISK SPECIALISTS COMPANY
(BERMUDA), LTD.                         By:
                                            -----------------------------------

SA AFFORDABLE HOUSING, LLC              By:
                                            -----------------------------------

SAFG RETIREMENT SERVICES, INC.          By:
                                            -----------------------------------

SLATE CAPITAL LLC                       By:
                                            -----------------------------------

SUNAMERICA AFFORDABLE HOUSING
PARTNERS, INC.                          By:
                                            -----------------------------------

SUNAMERICA ASSET MANAGEMENT LLC         By:
                                            -----------------------------------

                                      13

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THE INSURANCE COMPANY OF THE
STATE OF PENNSYLVANIA                 By:
                                          -------------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK       By:
                                          -------------------------------------

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY                     By:
                                          -------------------------------------

VALIC FINANCIAL ADVISORS, INC.        By:
                                          -------------------------------------

VALIC RETIREMENT SERVICES COMPANY     By:
                                          -------------------------------------

AMERICAN INTERNATIONAL GROUP, INC.    By:
                                          -------------------------------------

                                      By:
                                          -------------------------------------

                                      14